UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

AURORA INNOVATION, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1654 Smallman Street
Pittsburgh, Pennsylvania 15222
(888) 583-9506
April 7, 2022
Dear Fellow Stockholders:
We are pleased to invite you to attend the annual meeting of stockholders of Aurora Innovation, Inc., to be held on May 20, 2022 at 10:00 a.m., Pacific Time. Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders and employees, the annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AUR2022.
The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.
Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.
On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Aurora.
Sincerely,
Chris Urmson
Co-Founder, Chief Executive Officer and Chairman

AURORA INNOVATION, INC.
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on May 20, 2022
Virtual Location
The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AUR2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting. You will need to have your 16-digit control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the annual meeting.

Items of Business
•To elect Chris Urmson and Sterling Anderson as Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified.
•To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
•To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof.

Record Date
March 29, 2022
Only stockholders of record as of March 29, 2022 are entitled to notice of and to vote at the annual meeting.
A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the annual meeting for any legally valid purpose at our corporate headquarters at 1654 Smallman Street, Pittsburgh, Pennsylvania 15222. For access to the stockholder list, please contact us at notices@aurora.tech. The stockholder list will also be available during the annual meeting at www.virtualshareholdermeeting.com/AUR2022.

Availability of Proxy Materials
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 7, 2022 to all stockholders entitled to vote at the annual meeting.
The proxy materials and our annual report can be accessed as of April 7, 2022 by visiting www.proxyvote.com.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

William Mouat
General Counsel
Pittsburgh, Pennsylvania
April 7, 2022

Policies and Procedures for Related Person Transactions	33
OTHER MATTERS	34
Stockholder Proposals or Director Nominations for 2023 Annual Meeting	34
Availability of Bylaws	34
Delinquent Section 16(a) Reports	34
2021 Annual Report	35

AURORA INNOVATION, INC.
PROXY STATEMENT
FOR 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held at 10:00 a.m., Pacific Time, on May 20, 2022
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully.
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING
What is Aurora’s relationship to Reinvent Technology Partners Y?
The original Aurora Innovation, Inc., now named Aurora Innovation Holdings, Inc. (“Legacy Aurora”) was founded in 2017. On November 3, 2021, Legacy Aurora consummated a business combination (the “Business Combination”) with Reinvent Technology Partners Y, our legal predecessor and a special purpose acquisition company (“RTPY”), whereby Legacy Aurora became a wholly owned subsidiary of RTPY, and RTPY changed its name to Aurora Innovation, Inc., a Delaware corporation. As used in this proxy statement, references to “Aurora,” “the Company,” “we,” “us,” “our” and other similar terms refer to Legacy Aurora prior to the Business Combination and to Aurora and its consolidated subsidiaries after giving effect to the Business Combination.
Why am I receiving these materials?
This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of the Company and any postponements, adjournments or continuations thereof. The annual meeting will be held on May 20, 2022 at 10:00 a.m., Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting www.virtualshareholdermeeting.com/AUR2022, where you will be able to listen to the meeting live, submit questions and vote online during the meeting.
The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on or about April 7, 2022 to all stockholders of record as of March 29, 2022. The proxy materials and our annual report can be accessed as of April 7, 2022 by visiting www.proxyvote.com. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.
What proposals will be voted on at the annual meeting?
The following proposals will be voted on at the annual meeting:
•the election of Chris Urmson and Sterling Anderson as Class I directors to hold office until our 2025 annual meeting of stockholders and until their respective successors are elected and qualified; and
•the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.
4814-6819-3220.9 - 4/22/2021 10:03:07 AM

How does the board of directors recommend that I vote on these proposals?
Our board of directors recommends that you vote your shares:
•“FOR” the election of Chris Urmson and Sterling Anderson as Class I directors; and
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
Who is entitled to vote at the annual meeting?
Holders of our Class A common stock and Class B common stock as of the close of business on March 29, 2022, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 646,066,716 shares of our Class A common stock outstanding and 481,107,977 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of Class A common stock is entitled to one vote on each matter properly brought before the annual meeting and each share of Class B common stock is entitled to ten votes on each matter properly brought before the annual meeting. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Stockholders of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”
Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Beneficial holders who did not receive a 16-digit control number from their broker, bank or other nominee, who wish to attend the meeting should follow the instructions from their broker, bank or other nominee, including any requirement to obtain a legal proxy. Throughout this proxy statement, we refer to these holders as “street name stockholders.”
Is there a list of registered stockholders entitled to vote at the annual meeting?
A list of stockholders of record will be available for inspection by stockholders of record during normal business hours for ten days prior to the annual meeting for any legally valid purpose at our corporate headquarters at 1654 Smallman Street, Pittsburgh, Pennsylvania 15222. For access to the stockholder list, please contact us at notices@aurora.tech. The stockholder list will also be available during the annual meeting at www.virtualshareholdermeeting.com/AUR2022.
Which proposals are considered “routine” or “non-routine”?
Proposal 2, the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, is considered a “routine” proposal. Proposal 1, the election of Chris Urmson and Sterling Anderson as Class I directors, is considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals, other than having the practical effect of reducing the number of affirmative votes required to achieve a majority for each of such proposals by reducing the total number of shares from which the majority is calculated.
How many votes are needed for approval of each proposal?
•Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. You may (1) vote FOR the election of each of the director nominees named herein or (2) WITHHOLD authority to vote for each such director nominee.

Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•Proposal No. 2: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal. Because this is a routine proposal, we do not expect any broker non-votes on this proposal.
Do the Company’s directors and officers have an interest in any of the matters to be acted upon at the annual meeting?
Members of our board of directors have an interest in Proposal 1, the election of the two director nominees to the board of directors as set forth herein, as each of the nominees is currently a member of the board of directors. Members of the board of directors and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm.
What is the quorum requirement for the annual meeting?
A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.
What is the difference between holding shares as a record holder and as a beneficial owner (holding shares in street name)?
If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, you are the “record holder” of those shares. If you are a record holder, the Notice of Internet Availability has been provided directly to you by the Company.
If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares. Because you are not the stockholder of record, you may not vote your shares electronically during the annual meeting unless you request and obtain a valid proxy issued in your name from the broker, bank or other nominee considered the stockholder of record of the shares.
How do I vote and what are the voting deadlines?
Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:
•by Internet at www.proxyvote.com, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 19, 2022 (have your Notice of Internet Availability or proxy card in hand when you visit the website);
•by toll-free telephone at (800) 690-6903, 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on May 19, 2022 (have your Notice of Internet Availability or proxy card in hand when you call);
•by completing, signing and mailing your proxy card, which must be received prior to the annual meeting; or

•by attending the virtual meeting by visiting www.virtualshareholdermeeting.com/AUR2022, where you may vote and submit questions during the Annual Meeting (have your Notice of Internet Availability or proxy card in hand when you visit the website).
Street Name Stockholders.  If you are a street name stockholder and did not receive a 16-digit control number from your broker, bank or other nominee for you to vote your own shares, then you will receive voting instructions from your broker, bank or other nominee. You must follow these instructions, including any requirement to obtain a legal proxy, in order to instruct them on how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder who did not receive a 16-digit control number, then you may not vote your shares at the annual meeting unless you follow the voting instructions from your broker, bank or other nominee and obtain any legal proxy they may require.
What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?
Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:
•“FOR” the election of Chris Urmson and Sterling Anderson as Class I directors; and
•“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.
Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.
Can I change my vote or revoke my proxy?
Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:
•entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);
•completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
•delivering a written notice of revocation to Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attention: Legal Department, which must be received prior to the annual meeting; or
•attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).
Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

Will I be able to participate in the virtual annual meeting on the same basis I would be able to participate in a live annual meeting?
In light of the public health concerns due to the COVID-19 pandemic and to support the health and well-being of our stockholders and employees, our annual meeting will be held in a virtual meeting format only and will be conducted via live audio webcast. The online meeting format for our annual meeting will enable full and equal participation by all our stockholders from any place in the world at little to no cost.
We designed the format of our virtual annual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We plan to take the following steps to provide for such an experience:
•providing stockholders with the ability to submit appropriate questions up to 15 minutes in advance of the meeting;
•providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and
•answering as many questions submitted in accordance with the meeting rules of conduct as appropriate in the time allotted for the meeting.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Richard Tame, our Chief Financial Officer, and William Mouat, our General Counsel, and each of them, with full power of substitution and re-substitution, have been designated as proxy holder for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election.
How can I contact Aurora’s transfer agent?
You may contact our transfer agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449, or by writing American Stock Transfer & Trust Company, at 6201 15th Avenue, Brooklyn, New York 11219. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.astfinancial.com.
How are proxies solicited for the annual meeting and who is paying for such solicitation?
Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.
Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?
In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.
What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?
If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.
I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?
We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:
Aurora Innovation, Inc.
Attention: Investor Relations
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
Tel: (888) 583-9506
Street name stockholders may contact their broker, bank or other nominee to request information about householding.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Composition of the Board
Aurora’s business and affairs are managed under the direction of the board of directors. The board of directors currently consists of eight directors, six of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. The number of directors is fixed by the board of directors, subject to the terms of our amended and restated certificate of incorporation and amended and restated bylaws. Each of our directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of March 1, 2022, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Chris Urmson	I	45	Chief Executive Officer, Co-Founder and Chairman	March 2017	2022	2025
Sterling Anderson	I	38	Chief Product Officer, Co-Founder and Director	January 2018	2022	2025

Continuing Directors
Carl Eschenbach(1)(3)	II	55	Director	March 2019	2023	—
Dara Khosrowshahi(3)	II	52	Director	January 2021	2023	—
Michelangelo Volpi(1)(2)	II	55	Director	January 2018	2023	—
Brittany Bagley(1)(2)	III	38	Director	July 2021	2024	—
Reid Hoffman(2)(3)	III	54	Director	January 2018	2024	—
Claire Hughes Johnson	III	49	Director	January 2022	2024	—
______________________________
(1)Member of audit committee
(2)Member of compensation committee
(3)Member of nominating and corporate governance committee
Nominees for Director
Chris Urmson. Mr. Urmson is a co-founder of Aurora and has served as Chief Executive Officer and a director on the Board at Aurora since its founding in 2017. Prior to founding Aurora, Mr. Urmson helped build Google’s self-driving program from 2009 to 2016 and served as Chief Technology Officer of the group. Mr. Urmson has over 15 years of experience leading automated vehicle programs. He was the Director of Technology for Carnegie Mellon’s DARPA Grand and Urban Challenge Teams, which placed second and third in 2005, and first in 2007. Mr. Urmson earned his Ph.D. in Robotics from Carnegie Mellon University and his BEng in Computer Engineering from the University of Manitoba. Mr. Urmson currently serves on Carnegie Mellon’s School of Computer Science Dean’s Advisory Board. Mr. Urmson also currently serves on the board of directors for Edge Case Research, a company working to assure the safety of autonomous systems for real world deployment. Additionally, he is on the Shell New Energies External Advisory Board. Mr. Urmson has authored over 50 publications and is a prolific inventor.
We believe Mr. Urmson is qualified to serve on our board of directors, given his extensive technical and leadership experience in the self-driving sector, and the unique perspective he brings as one of Aurora’s co-founders and current Chief Executive Officer.
Sterling Anderson. Mr. Anderson is a co-founder of Aurora and has served as our Chief Product Officer since its founding in 2017 and as a director on our board of directors since January 2018. Mr. Anderson has spent over 12 years leading advanced vehicle programs. Prior to founding Aurora, Mr. Anderson led the design, development, and launch of the award-

winning Tesla Model X, and led the team that delivered Tesla Autopilot. In the late 2000s, he developed MIT’s Intelligent Co-Pilot, a shared autonomy framework that paved the way for broad advances in cooperative control of human-machine systems. Mr. Anderson holds multiple patents and over a dozen publications in autonomous vehicle systems, and an MS and PhD from MIT.
We believe Mr. Anderson is qualified to serve on our board of directors because of his deep experience in the self-driving industry, strong technical knowledge, and the unique perspective he brings as a co-founder of Aurora.
Continuing Directors
Carl Eschenbach. Mr. Eschenbach currently serves as a director on our Board. Since April 2016, Mr. Eschenbach has been a managing member at Sequoia Capital Operations, LLC, a venture capital firm. Prior to joining Sequoia Capital, Mr. Eschenbach spent 14 years at VMware, Inc., a global virtual infrastructure software provider, most recently as its President and Chief Operating Officer, a role he held from December 2012 to March 2016. Mr. Eschenbach served as VMware’s Co-President and Chief Operating Officer from April 2012 to December 2012, as Co-President, Customer Operations from January 2011 to April 2012, and as Executive Vice President of Worldwide Field Operations from May 2005 to January 2011. Mr. Eschenbach currently serves on the board of directors of UiPath, Inc., Zoom Video Communications, Inc., Snowflake, Inc., Workday, Inc., and Palo Alto Networks, Inc., as well as several private companies. Mr. Eschenbach holds an Electronics Technician diploma from DeVry University.
We believe Mr. Eschenbach is qualified to serve on our board of directors because of his operational and sales experience in the technology industry and knowledge of high-growth companies.
Dara Khosrowshahi. Mr. Khosrowshahi currently serves as a director on our Board. Mr. Khosrowshahi has served as the Chief Executive Officer of Uber and as a member of Uber’s board of directors since September 2017. Prior to joining Uber, Mr. Khosrowshahi served as President and Chief Executive Officer of Expedia, Inc., an online travel company, from August 2005 to August 2017. From August 1998 to August 2005, Mr. Khosrowshahi served in several senior management roles at IAC/InterActiveCorp, a media and internet company, including Chief Executive Officer of IAC Travel, a division of IAC/InterActiveCorp, from January 2005 to August 2005, Executive Vice President and Chief Financial Officer of IAC/InterActiveCorp from January 2002 to January 2005, and as IAC/InterActiveCorp’s Executive Vice President, Operations and Strategic Planning, from July 2000 to January 2002. Mr. Khosrowshahi worked at Allen & Company LLC from 1991 to 1998, where he served as Vice President from 1995 to 1998. Mr. Khosrowshahi currently serves on the board of directors of Expedia Group and Grab. Mr. Khosrowshahi previously served as a member of the supervisory board of trivago, N.V., a global hotel search company, from December 2016 to September 2017, and previously served on the board of directors for the following companies: The New York Times Company, a news and media company, from May 2015 to September 2017, and TripAdvisor, Inc., an online travel company, from December 2011 to February 2013. Mr. Khosrowshahi holds a B.S. from Brown University.
We believe Mr. Khosrowshahi is qualified to serve on our board of directors because of his operational and leadership experience in the technology industry and knowledge of the mobility space.
Michelangelo Volpi. Mr. Volpi currently serves as a director on our Board. Mr. Volpi has served as General Partner at Index Ventures since July 2009. Mr. Volpi joined Index to help establish the firm’s San Francisco office. He invests primarily in infrastructure, open-source, and artificial intelligence companies. Mr. Volpi is currently serving on the boards of Cockroach Labs, Confluent, Covariant.ai, Elastic, Kong, Sonos, Starburst, and Wealthfront. He was previously a director of Blue Bottle Coffee, Fiat Chrysler Automobiles, Hortonworks, and Zuora. Mr. Volpi held several executive positions prior to Index, including Chief Strategy Officer and SVP/GM of Cisco’s routing business. While at Cisco, he managed a P&L in excess of $10 billion in revenues, and his team was responsible for the acquisition of over 70 companies, some of which were multi-billion deals. Mr. Volpi has a B.S. in mechanical engineering and an M.S. in manufacturing systems engineering from Stanford, and an M.B.A. from the Stanford Graduate School of Business. He currently serves on the Global Advisory Board of Stanford’s Knight Hennessy Scholars program.
We believe Mr. Volpi is qualified to serve as a member of our board of directors due to his extensive experience in senior leadership positions at technology and other companies.
Brittany Bagley. Ms. Bagley currently serves as a director on our Board. Ms. Bagley has served as the Chief Financial Officer for Sonos since April 2019 and served on their board of directors from September 2017 to April 2019 where she was chair of the Compensation Committee. From December 2017 to April 2019, Ms. Bagley served as a Managing

Director of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”), a global investment firm, and previously served in other roles at KKR from July 2007 to December 2017. Prior to joining KKR, Ms. Bagley was an analyst at The Goldman Sachs Group, Inc., an investment banking firm. Ms. Bagley holds a B.A. from Brown University.
We believe Ms. Bagley is qualified to serve on our board of directors because of her financial knowledge and leadership experience in the technology industry.
Reid Hoffman. Mr. Hoffman currently serves as a director on our Board. Mr. Hoffman is a co-founding member of Reinvent Capital. He co-founded LinkedIn, served as its founding Chief Executive Officer, and served as its Executive Chairman until the company’s acquisition by Microsoft for $26.2 billion. Early in his career, he was Chief Operating Officer and Executive Vice President and served on the founding board of directors of PayPal. Mr. Hoffman is a Partner at Greylock (joining Greylock in 2009), a leading Silicon Valley venture capital firm, where he focuses on investing in technology products that can reach hundreds of millions of people. He is also expected to serve as a board observer of RTPX upon the completion of its initial public offering. He also serves on the board of directors of Microsoft and Joby Aviation and as a director or observer for a number of private companies including Apollo Fusion, Blockstream, Coda, Convoy, Entrepreneur First, Nauto, Neeva, and Xapo. Additionally, Mr. Hoffman serves on ten not-for-profit boards, including OpenAI, Kiva, Endeavor, CZI Biohub, Berggruen Institute, Research Bridge Partners, Lever for Change, New America, Do Something, and Opportunity @ Work. Mr. Hoffman also serves on the Visiting Committee of the MIT Media Lab. Over the years, Mr. Hoffman has made early investments in over 100 technology companies, including companies such as Facebook, Ironport, and Zynga. He is the co-author of Blitzscaling: The Lightning-Fast Path to Building Massively Valuable Companies and two New York Times best-selling books: The Start-up of You and The Alliance. He also hosts the podcast Masters of Scale. Mr. Hoffman earned a master’s degree in philosophy from Oxford University, where he was a Marshall Scholar, and a bachelor’s degree with distinction in symbolic systems from Stanford University. Mr. Hoffman has an honorary doctorate from Babson College and an honorary fellowship from Wolfson College, Oxford University. Mr. Hoffman has received a number of awards, including the Salute to Greatness from the Martin Luther King Center.
We believe Mr. Hoffman is qualified to serve on our board of directors because of his extensive leadership and investing experience in the technology industry and knowledge of high-growth companies.
Claire Hughes Johnson. Ms. Hughes Johnson has served as a director on our board of directors since January 2022. She currently serves as a corporate officer and advisor for the global financial technology company Stripe, where she has spent the last 7 years on the executive team. Ms. Hughes Johnson served as Chief Operating Officer at Stripe from October 2014 to April 2021, where she helped Stripe grow from under 200 employees to more than 4,000 and from 10s of millions in revenue to billions. At various times, she led business operations, sales, marketing, customer support, risk and all of the people functions, including workplace and real estate. Ms. Hughes Johnson also currently serves on the boards of directors of the customer relationship management platform HubSpot, the renewable energy company Ameresco, and the multi-platform magazine The Atlantic. Prior to joining Stripe, Ms. Hughes Johnson spent ten years at Google, leading various business teams including the launch and operations of Gmail and Google Apps. She was also the Vice President responsible for Adwords mid-market revenue globally, Google Offers sales, product and engineering and the business, operations and product teams of their self-driving car project. Ms. Hughes Johnson earned a bachelor’s degree with honors from Brown University and an M.B.A. from the Yale School of Management. She has previously served on the board of Hallmark Cards, Inc. and is also a trustee and Executive Committee member of Milton Academy.
We believe Ms. Hughes Johnson is qualified to serve on our board of directors because of her operational and leadership experience in the technology industry.
Director Independence
Our Class A common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and Nasdaq listing rules applicable to compensation committee members.
Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Mr. Hoffman, Mr. Khosrowshahi, Mr. Volpi, Mr. Eschenbach, Ms. Bagley and Ms. Hughes Johnson, representing six of our eight directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Chris Urmson is not considered an independent director because of such person’s position as our Chief Executive Officer. Sterling Anderson is not considered an independent director because of such person’s position as our Chief Product Officer.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”
There are no family relationships among any of our directors, director nominees or executive officers.
Board Leadership Structure
Mr. Urmson serves as our Chief Executive Officer and Chairman. We believe that Mr. Urmson’s combined role enables strong leadership, creates clear accountability and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders. As one of our founders, Mr. Urmson has extensive knowledge of all aspects of our business, industry and our products, and is best positioned to identify strategic priorities, lead critical discussions and execute our business plans. As a major shareholder, Mr. Urmson is also invested in our long-term success. Moreover, we believe that the combined role is both counterbalanced and enhanced with effective oversight by our independent directors and strong independent board committee system. Currently, we do not have a lead independent director, but as a result of our board’s committee system and it being composed of a majority of independent directors, our board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.
Role of Board in Risk Oversight Process
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.
In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.
Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Corporate Social Responsibility
Achieving our mission—delivering the benefits of self-driving technology safely, quickly, and broadly—is how we aim to make a positive impact in communities. We strive to revolutionize transportation by making roads safer, providing better services for people who currently have difficulty accessing transportation, freeing up time during commutes, and helping goods more efficiently reach those who need them. Successfully achieving our mission also means promoting development across and around the transportation landscape by creating new opportunities and access to the economy.
As part of our commitment to work with communities where Aurora has a presence and to educate them on the benefits of self-driving technology, we partner with local organizations that help bridge the digital divide and promote STEM education. Our Aurora Community Engagement Program works with our local partners to identify opportunities for Aurora employees to volunteer in our community specifically with programs that strengthen and diversify the STEM workforce.
Diversity and Inclusion
We are committed to diversity and inclusion. One of our core values—Win Together—is based on bringing together diverse background and perspectives. We celebrate the diversity of the people, experiences, and backgrounds that make up Aurora, and we encourage each other to speak up and share perspectives, respectfully and thoughtfully. We are building technology that will impact all people, so we strive to foster and embrace diversity throughout our business and our teams to bring us closer to those we serve. The nominating and corporate governance committee of our board of directors identifies, reviews and makes recommendations of candidates to serve on our board of directors, and considers director qualifications that include, without limitation, diversity factors such as race, ethnicity, gender, differences in professional background, education, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board.
Sustainability
Fostering a sustainable environment is also important to us. Starting in 2019, we offset our estimated annual carbon emissions from our facilities, vehicles and air travel by purchasing carbon credits, and we expect to continue to do this in the future. Longer-term, we believe commercialization of our self-driving technology will contribute to a more sustainable future given the potential to materially reduce fuel consumption and greenhouse gas emissions.
Board Committees
Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.
Audit Committee
Our audit committee consists of Brittany Bagley, Carl Eschenbach and Michelangelo Volpi. Our board of directors has determined that each of the members of the audit committee meet the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to audit committee members and also meet the financial literacy requirements of the listing standards of Nasdaq.
Brittany Bagley serves as the chair of the audit committee. Our board of directors has determined that Ms. Bagley qualifies as an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. In making this determination, our board of directors considered Ms. Bagley’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management will periodically meet privately with our audit committee.
Our audit committee is responsible for the following duties, among others:
•appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•discussing with our independent registered public accounting firm their independence from management;

•reviewing with our independent registered public accounting firm the scope and results of their audit;
•pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
•establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at ir.aurora.tech/corporate-governance. During 2021, there was only one meeting of our audit committee as the Business Combination was only completed towards the end of that year in November.
Compensation Committee
Our compensation committee consists of Michelangelo Volpi, Reid Hoffman and Brittany Bagley, with Michelangelo Volpi serving as chairperson. Our board of directors has determined that each member of the compensation committee meets the requirements for independence under the rules and regulations of the SEC and the listing standards of Nasdaq applicable to compensation committee members, and that each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act.
Our compensation committee is responsible for the following duties, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of these goals and objectives and setting or making recommendations to our board of directors regarding the compensation of our Chief Executive Officer;
•reviewing and setting or making recommendations to the board of directors regarding the compensation of our other executive officers;
•making recommendations to the board of directors regarding the compensation of our directors;
•reviewing and approving or making recommendations to the board of directors regarding our incentive compensation and equity-based plans and arrangements; and
•appointing and overseeing any compensation consultants.
Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at ir.aurora.tech/corporate-governance. During 2021, our compensation committee did not hold any meetings as the Business Combination was only completed towards the end of that year in November.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Reid Hoffman, Carl Eschenbach and Dara Khosrowshahi, with Reid Hoffman serving as chairperson. Our board of directors has determined that our nominating and corporate governance committee meets the requirements for independence under the listing standards of Nasdaq.

Our nominating and corporate governance committee is responsible for the following duties, among other things:
•identifying individuals qualified to become members of the board of directors, consistent with criteria approved by the board of directors;
•recommending to the board of directors the nominees for election to the board of directors at annual meetings of our stockholders;
•overseeing an evaluation of the board of directors and its committees; and
•developing and recommending to the board of directors a set of corporate governance guidelines.
Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at ir.aurora.tech/corporate-governance. During 2021, our nominating and corporate governance committee did not hold any meetings as the Business Combination was only completed towards the end of that year in November.
Attendance at Board and Stockholder Meetings
During our fiscal year ended December 31, 2021, there was only one meeting of our board of directors as the Business Combination was only completed towards the end of that year in November. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we strongly encourage, but do not require, directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Executive Sessions of Non-Employee Directors
To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.
Compensation Committee Interlocks and Insider Participation
During 2021, the members of our compensation committee were Michelangelo Volpi, Brittany Bagley and Reid Hoffman. None of the members of our compensation committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee.
Considerations in Evaluating Director Nominees
Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business acumen and experience, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the board and skills that are complementary to the board, an understanding of our business, an understanding of the responsibilities that are required of a member of the board, other time commitments and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.
If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management. In determining whether to recommend a director for reelection, our nominating and corporate governance committee also considers the director’s past attendance at meetings, participation in and contributions to the activities of the board and our business and other qualifications and characteristics set forth in the charter of our nominating and corporate governance committee.
After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.
Stockholder Recommendations and Nominations to our Board of Directors
Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our certificate of incorporation and bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.
Stockholders holding at least one percent of our fully diluted capitalization continuously for at least twelve months prior to the date of the submission may recommend director nominees for consideration by our nominating and corporate governance committee by writing to the Secretary of the Company. A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attention: Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.
Under our bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2023 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Other Matters—Stockholder Proposals or Director Nominations for 2023 Annual Meeting.”
Communications with the Board of Directors
Stockholders and other interested parties wishing to communicate directly with our non-management directors, may do so by writing and sending the correspondence to our General Counsel by mail to our principal executive offices at Aurora Innovation, Inc., 280 N. Bernardo Avenue, Mountain View, California 94043, Attn: General Counsel. Our General Counsel, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our General Counsel will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.
Policy Prohibiting Hedging or Pledging of Securities
Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.
Corporate Governance Guidelines and Code of Conduct and Ethics
Our board of directors has adopted corporate governance guidelines, which address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of conduct and ethics that applies to all of our directors, officers and employees, including our chief executive officer, chief financial officer and principal accounting officer, as well as company contractors, consultants, advisors and agents. The full text of our corporate governance guidelines and code of conduct and ethics are available on our website at ir.aurora.tech/corporate-governance/governance-documents. We will post amendments to our code of conduct and ethics on the same website, and will disclose any waivers of our code of conduct and ethics as required by law, regulation, or other applicable rule.
Director Compensation
Prior to November 2021, neither we nor Legacy Aurora had any formal arrangements under which outside directors received compensation for their service on the board of directors or its committees, except for Ms. Bagley, who received a grant of 130,250 restricted stock units upon her appointment.
In November 2021, we adopted a compensation program for our non-employee directors that consists of annual retainer fees and long-term equity awards (the “Outside Director Compensation Policy”).
The Outside Director Compensation Policy provides for the compensation of our non-employee directors for their service as directors. The cash and equity components of our compensation policy for non-employee directors are set forth below:

Position	Annual Cash Retainer
Base Director Fee	$60,000
Additional Chairperson Fee
Chair of the Audit Committee	$25,000
Chair of the Compensation Committee	$20,000
Chair of the Nominating and Corporate Governance Committee	$10,000
Under our Outside Director Compensation Policy, each non-employee director upon first becoming a non-employee director automatically receives an initial award of restricted stock units having a value of $225,000 (the “Initial Award”). Non-employee directors who first became a non-employee director prior to the Registration Date (as defined below) were granted an Initial Award on the date of our first registration of shares on a Form S-8 Registration Statement (the “Registration Date”). The Initial Award will vest annually over three years, subject to continued service through each applicable vesting date. On the date of each annual meeting of our stockholders, each non-employee director automatically receives an annual restricted stock unit award having a value of $225,000, effective on the date of each annual meeting of stockholders (the “Annual Award”). The Annual Award will vest on the earlier of one year following the grant date or the next annual meeting of stockholders, subject to continued service through the vesting date. All awards under the Outside Director Compensation Policy accelerate and vest upon a change in control.

Director Compensation for Fiscal 2021
The following table sets forth information regarding the total compensation awarded to, earned by or paid to our non-employee directors for their service on our board of directors, for the fiscal year ended December 31, 2021. Directors who are also our employees receive no additional compensation for their service as directors. During 2021, Mr. Urmson was an employee and executive officer of the Company, and Mr. Anderson was an employee of the Company, and therefore, Mr. Urmson and Mr. Anderson did not receive additional compensation for their service as directors. See “Executive Compensation” for additional information regarding Mr. Urmson’s compensation.

Name(1)	Fees Paid or Earned in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Brittany Bagley	7,391	1,114,796	—	—	—	—	1,122,187
Carl Eschenbach	5,217	—	—	—	—	—	5,217
Reid Hoffman	6,087	—	—	—	—	—	6,087
Dara Khosrowshahi(3)	—	—	—	—	—	—	—
Ian Smith(2)	—	—	—	—	—	—	—
Michelangelo Volpi(3)	—	—	—	—	—	—	—
______________________________
(1)Claire Hughes Johnson joined our board of directors after December 31, 2021 and thus is intentionally omitted from this table.
(2)Mr. Smith resigned from our board of directors effective July 16, 2021.
(3)Declined compensation under the Outside Director Compensation Policy.
The following table lists all outstanding equity awards held by non-employee directors as of December 31, 2021:

Name	Number of Shares Underlying Outstanding Stock Awards	Number of Shares Underlying Outstanding Options
Brittany Bagley	130,250	—

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of eight directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors, Chris Urmson and Sterling Anderson, will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
Nominees
Our nominating and corporate governance committee has recommended, and our board of directors has approved, Mr. Urmson and Mr. Anderson as nominees for election as Class I directors at the annual meeting. If elected, each of Mr. Urmson and Mr. Anderson will serve as a Class I director until the 2025 annual meeting of stockholders and until his or her respective successor is elected and qualified or until his or her earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
Mr. Urmson and Mr. Anderson have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.
Vote Required
Each director is elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2022. KPMG served as our independent registered public accounting firm for the fiscal year ended December 31, 2021.
At the annual meeting, we are asking our stockholders to ratify the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our audit committee is submitting the appointment of KPMG to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of KPMG, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of KPMG, then our audit committee may reconsider the appointment. One or more representatives of KPMG are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.
Change in Certifying Accountant
As previously reported on our Current Report on Form 8-K filed with the SEC on November 4, 2021, upon the approval of the audit committee of our board of directors, WithumSmith+Brown, PC (“Withum”) was dismissed as our independent registered public accounting firm, and KPMG was engaged as our independent registered public accounting firm effective November 3, 2021. Withum served as our independent registered public accounting firm since October 2, 2020, our inception as RTPY, whereas KPMG served as the independent registered public accounting firm for Legacy Aurora, since 2018, prior to the consummation of the Business Combination. The audit committee decided to engage KPMG because, for accounting purposes, our historical financial statements include a continuation of the financial statements of our business.
Withum’s report on RTPY’s financial statements for the period from October 2, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. During the period of Withum’s engagement by RTPY, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. In addition, no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.
During the period from October 2, 2020 (RTPY’s inception) until Withum’s dismissal, neither the Company nor anyone on its behalf consulted KPMG regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by KPMG and Withum for our fiscal year ended December 31, 2021 and by Withum for our fiscal year ended December 31, 2020.

	in $ 000s
	2021	2020
Audit Fees (1)	$1,396	$15
All Other Fees (2)	180	—
Total Fees	$1,576	$15
______________________________
(1)Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes fees for services incurred in connection with the Business Combination.
(2)“All Other Fees” consist of fees for services to assess our readiness to operate as a public company.
Auditor Independence
In 2021, there were no other professional services provided by KPMG, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.
Audit Committee Policy on Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm
Effective upon the consummation of the Business Combination, our audit committee established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our audit committee is required to pre-approve all services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. Since the adoption of this policy, all services provided by KPMG for our fiscal year ended December 31, 2021 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of KPMG as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.
Board Recommendation
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022.

REPORT OF THE AUDIT COMMITTEE
The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Aurora’s financial reporting process, Aurora’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Aurora’s consolidated financial statements. Aurora’s independent registered public accounting firm, KPMG, is responsible for performing an independent audit of Aurora’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Aurora’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:
•reviewed and discussed the audited consolidated financial statements with management and KPMG;
•discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•received the written disclosures and the letter from KPMG required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.
Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Aurora’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the audit committee of the board of directors:
Brittany Bagley (Chair)
Carl Eschenbach
Michelangelo Volpi
This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Aurora under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Aurora specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers as of March 1, 2022.

Name	Age	Position
Chris Urmson	45	Chief Executive Officer
Richard Tame	44	Chief Financial Officer
William Mouat	45	General Counsel, Vice President, Secretary and Treasurer
Chris Urmson. Mr. Urmson is a co-founder of Aurora and has served as Chief Executive Officer and a director on the Board at Aurora since its founding in 2017. Prior to founding Aurora, Mr. Urmson helped build Google’s self-driving program from 2009 to 2016 and served as Chief Technology Officer of the group. Mr. Urmson has over 15 years of experience leading automated vehicle programs. He was the Director of Technology for Carnegie Mellon’s DARPA Grand and Urban Challenge Teams, which placed second and third in 2005, and first in 2007. Mr. Urmson earned his Ph.D. in Robotics from Carnegie Mellon University and his BEng in Computer Engineering from the University of Manitoba. Mr. Urmson currently serves on Carnegie Mellon’s School of Computer Science Dean’s Advisory Board. Mr. Urmson also currently serves on the board of directors for Edge Case Research, a company working to assure the safety of autonomous systems for real world deployment. Additionally, he is on the Shell New Energies External Advisory Board. Mr. Urmson has authored over 50 publications and is a prolific inventor.
Richard Tame. Mr. Tame has served as our Chief Financial Officer since December 2021 and as our Vice President of Finance from June 2020 to December 2021. Mr. Tame has more than 22 years of experience working in finance and public accounting. Prior to joining Aurora, from April 2019 to June 2020, Mr. Tame was a Senior Director of Finance at Lyft, Inc. He was responsible for building and leading the team, providing financial support for Lyft’s insurance, payments and cloud computing spend, its R&D departments and its self-driving business, Lyft Level 5. From May 2015 to April 2019, Mr. Tame was Global Head of Finance, Data Center Infrastructure, at Facebook, Inc., where he led finance for a complex, rapidly growing and capital-intensive business. Mr. Tame has also previously worked in finance roles at leading global technology and transportation companies – at Microsoft, Inc. from May 2014 to May 2015, Amazon.com, Inc. where he worked at AWS from October 2012 to May 2014, RBS Aviation Capital Ltd. in Dublin, Ireland from October 2010 to October 2011, American Beacon Advisors Inc. from April 2007 to May 2009, American Airlines, Inc. from October 2005 to April 2007, British Airways plc from November 2001 to May 2005, and Deloitte & Touche LLP from September 1998 to November 2001. From October 2011 to September 2012, Mr. Tame provided consulting services to aircraft leasing companies, airlines and their investors as an independent consultant. Hailing from England, Mr. Tame holds a BSc (Hons) degree in Statistics from Newcastle University, Newcastle Upon Tyne, UK and is a UK Chartered Accountant (ACA) and Chartered Tax Advisor (CTA). Mr. Tame’s extensive knowledge of finance strategy and operations in the technology and transportation industries, including self-driving technology, has uniquely positioned him for his current role at the Company.
William Mouat. Mr. Mouat has served as our General Counsel since 2017, and has also served as Chief of Staff, Head of People, and Head of Operations in interim capacities at times between 2017 and 2019. At Aurora, Mr. Mouat also holds the titles of Secretary and Treasurer. From 2015 to 2017, Mr. Mouat was General Counsel and U.S. General Manager of PicsArt, a photo-editing and social network application. From 2012 to 2015, he held legal positions (up to VP of Legal) at Shazam, a music recognition and community application, and previously was an associate in the corporate department at Ropes & Gray in Boston. Mr. Mouat holds a BBA from the University of Michigan and a JD from Georgetown University Law Center.

EXECUTIVE COMPENSATION
Emerging Growth Company Status
We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included compensation information for only our principal executive officer and our two next most highly compensated executive officers serving at fiscal year-end and have not included a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the Summary Compensation Table for 2021 and the Outstanding Equity Awards table. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” of say-on-pay votes.
Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2021, were:
•Chris Urmson, our Chief Executive Officer;
•Richard Tame, our Chief Financial Officer; and
•William Mouat, our General Counsel.
Summary Compensation Table for Fiscal 2021
The following table sets forth information regarding the compensation reportable for our named executive officers for fiscal 2021 and prior years where applicable, as determined under SEC rules.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)	Total ($)
Chris Urmson	2021	330,000	99,000	—	—	429,000
Chief Executive Officer	2020	330,000	41,250	—	—	371,250
Richard Tame	2021	358,462	158,000(2)	—	—	516,462
Chief Financial Officer	2020	195,192	74,399	—	1,013,474	1,283,065
William Mouat	2021	358,461	108,000	538,773(3)	—	1,005,234
General Counsel	2020	346,923	43,365	—	133,461	523,749
______________________________
(1)For 2021, represents annual bonuses earned during 2021 and paid in 2022, except as noted.
(2)Includes $50,000 for a sign-on bonus paid in 2021.
(3)The vesting terms of the award are set forth in the “Outstanding Equity Awards at Fiscal 2021 Year End” table below.
Narrative Disclosure to Named Executive Officers Summary Compensation Table
For 2021, the compensation program for Aurora’s named executive officers consisted of base salary, bonuses and, in the case of Mr. Mouat, incentive compensation delivered in the form of restricted stock units.
Base Salary
Base salaries are set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Base salaries are reviewed annually, typically in connection with Aurora’s annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience. For the year ended December 31, 2021, the annual base salary of Mr. Urmson was $330,000 and of Messrs. Mouat and Tame was $360,000.
Cash Bonus
Aurora’s named executive officers are each eligible for an annual bonus targeted at a specified percentage of their salary for that year. For the year ended December 31, 2021, the annual bonus target for each of Messrs. Urmson, Mouat, and Tame was 30%. For 2021, such annual bonus program was paid solely at Aurora’s discretion.

Restricted Stock Unit Awards
In 2021, Aurora granted an award of restricted stock units to Mr. Mouat. The vesting terms of the award is set forth in the “Outstanding Equity Awards at Fiscal 2021 Year End” table below.
Employee Incentive Compensation Plan
The Employee Incentive Compensation Plan (the “Incentive Compensation Plan”) was adopted in connection with the Business Combination and became effective upon the closing of the Business Combination. Our Incentive Compensation Plan allows our compensation committee to provide cash incentive awards to employees selected by our compensation committee, including our named executive officers, based upon performance goals established by our compensation committee. Pursuant to the Incentive Compensation Plan, our compensation committee, in its sole discretion, establishes a target award for each participant and a bonus pool, with actual awards payable from such bonus pool, with respect to the applicable performance period.
Employment Arrangements
We have entered into confirmatory employment letter agreements with each of our named executive officers. Each confirmatory employment letter agreement does not have a specific and provides that the named executive officer is an at-will employee. The material terms of each named executive officer’s employment are set forth below.
Chris Urmson
Mr. Urmson’s confirmatory employment letter agreement provides for an annual base salary of $400,000 and an annual target bonus of 40% of his annual base salary paid in 2022, which represents an increase from his annual base salary of $330,000 and his annual target bonus of 30% of his annual base salary paid in 2021. Further, Mr. Urmson’s confirmatory employment letter agreement contemplates that, in the first quarter of 2022, Mr. Urmson will be granted two restricted stock unit grants under our 2021 Plan covering: (i) 578,239 shares, or the Urmson 2022 RSUs; and (ii) 289,120 shares, or the Urmson 2023 RSUs. The Urmson 2022 RSUs will vest as to 40% on May 20, 2022, and as to 20% quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Urmson’s continued service through each vesting date. The Urmson 2023 RSUs will vest as to 25% on May 20, 2023, and 25% quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Urmson’s continued service through each vesting date. The restricted stock units were granted to Mr. Urmson on March 15, 2022.
Richard Tame
Mr. Tame’s confirmatory employment letter agreement provides for an annual base salary of $450,000 and an annual target bonus of 40% of his annual base salary paid in 2022, which represents an increase from his annual base salary of $360,000 and his annual target bonus of 30% of his annual base salary paid in 2021. Further, Mr. Tame’s confirmatory employment letter agreement contemplates that, in the first quarter of 2022, Mr. Tame will be granted three restricted stock unit grants under our 2021 Plan covering: (i) 60,302 shares, or the Tame 2024 RSUs; (ii) 66,084 shares, or the Tame 2025 RSUs, and (iii) 5,782 shares, or the Tame 2026 RSUs. The Tame 2024 RSUs will vest as to 25% on May 20, 2024, and as to 25% quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Tame’s continued service through each vesting date. The Tame 2025 RSUs will vest as to 25% on May 20, 2025, and 25% quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Tame’s continued service through each vesting date. The Tame 2026 RSUs will vest as to 25% on May 20, 2026, and 25% quarterly thereafter, subject to Mr. Tame’s continued service through each vesting date. The restricted stock units were granted to Mr. Tame on March 15, 2022.
Mr. Tame’s prior employment letter agreement provided for a signing bonus of up to $100,000, which was payable in two installments, the first following his start date and the second following the one-year anniversary of his start date, subject to a specified repayment requirement in the event that his employment is terminated by the Company with cause (as defined in his employment letter agreement) or voluntarily by him. Mr. Tame’s confirmatory employment letter provides that if he resigns or otherwise voluntarily ends his employment with us or if he is terminated for cause (as defined in his confirmatory employment letter agreement), in each case, before the second anniversary of his date of hire, then he must repay a pro-rated amount of $50,000.

William Mouat
Mr. Mouat’s confirmatory employment letter agreement provides for an annual base salary of $400,000 and an annual target bonus of 40% of his annual base salary paid in 2022, which represents an increase from his annual base salary of $360,000 and his annual target bonus of 30% of his annual base salary paid in 2021. Further, Mr. Mouat’s confirmatory employment letter agreement contemplates that, in the first quarter of 2022, Mr. Mouat will be granted three restricted stock unit grants under our 2021 Plan covering: (i) 60,302 shares, or the Mouat 2022 RSUs; (ii) 66,084 shares, or the Mouat 2023 RSUs, and (iii) 5,782 shares, or the Mouat 2024 RSUs. The Mouat 2022 RSUs will vest as to 40% on May 20, 2022, and as to 20% quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Mouat’s continued service through each vesting date. The Mouat 2023 RSUs will vest as to 25% on May 20, 2023, and 25% quarterly thereafter on our standard quarterly vesting dates, subject to Mr. Mouat’s continued service through each vesting date. The Mouat 2024 RSUs will vest as to 25% on May 20, 2024, and 25% quarterly thereafter, subject to Mr. Mouat’s continued service through each vesting date. The restricted stock units were granted to Mr. Mouat on March 15, 2022.
Outstanding Equity Awards at Fiscal 2021 Year-End
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Chris Urmson	—	—	—	—	—	—	—
William Mouat	2/26/2020	67,839	20,351(1)	1.41	2/26/2030
	3/19/2021					67,839(3)	763,867
Richard Tame	7/15/2020	244,218	407,034(2)	1.46	7/15/2030
______________________________
(1)1/24th of the shares subject to the option vest each month following March 1, 2020, subject to continued service with Aurora through the applicable vesting date.
(2)1/4th of the shares subject to the option vest on June 8, 2021 and 1/48th of the shares subject to the option vest each month thereafter, subject to continued service with Aurora through the applicable vesting date.
(3)The shares subject to the award time vest quarterly and will fully vest February 20, 2023, subject to continued service with Aurora through the applicable vesting date .
(4)This amount reflects the fair market value of Aurora’s common stock of $11.26 per share as of December 31, 2021, multiplied by the amount shown in the column for Number of Shares of Stock That Have Not Vested.
Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	Class A	115,460,580(2)	1.42(3)	122,487,648(4)
(1)Includes the Aurora Innovation, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), the Aurora Innovation, Inc. 2017 Equity Incentive Plan (the “2017 Plan”), the OURS Technology Inc. 2017 Stock Incentive Plan (the “OURS Plan”) and the Blackmore Sensors & Analytics, Inc. 2016 Equity Incentive Plan (the “Blackmore Plan”). No additional awards will be granted under the 2017 Plan, the OURS Plan or the Blackmore Plan.
(2)Consists of 115,460,580 shares subject to options and restricted stock units that were outstanding as of December 31, 2021 that were issued under the 2017 Plan, the OURS Plan and the Blackmore Plan.
(3)Restricted stock units, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(4)The 2021 Plan includes an evergreen provision that provides for an automatic annual increase to the number of shares of Class A common stock available for issuance under the 2021 Plan on the first day of each fiscal year beginning with the 2022 fiscal year, equal to the least of: (i) 120,900,000 shares of Class A common stock, (ii) 5% of the total number of shares of all classes of Aurora common stock outstanding as of the last day of our immediately preceding fiscal year and (iii) such lesser amount determined by the administrator.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our common stock as of March 1, 2022 by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A or Class B common stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.
We have based our calculation of the percentage of beneficial ownership on 642,892,171 shares of our Class A common stock and 481,107,977 shares of Class B common stock outstanding as of March 1, 2022. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2022 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of March 1, 2022, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each person or entity listed in the table is c/o Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222.

	Shares Beneficially Owned				Percent of Total Voting Power(1)
	Class A Common Stock		Class B Common Stock+
Name of Beneficial Owner	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Neben Holdings LLC(2)	300,936,375	46.8%	—	—	5.5%
Entities affiliated with Sequoia Capital(3)	500,000	*	35,239,761	7.3%	6.5%
Entities affiliated with Greylock(4)	—	—	28,193,946	5.9%	5.2%
Entities affiliated with Index Ventures(5)	500,000	*	37,911,648	7.9%	7.0%
Amazon.com NV Investment Holdings LLC(6)	—	—%	35,239,761	7.3%	6.5%
Entities affiliated with T. Rowe Price Associates, Inc.(7)	21,275,226	3.3%	35,067,511	7.3%	6.8%
Entities affiliated with Toyota Motor Corporation(8)	47,561,589	7.4%	373,891	*	*
SoftBank Vision Fund (AIV M2) L.P.(9)	39,417,358	6.1%	—	—	*
James Andrew Bagnell	—	—	47,304,449	9.8%	8.7%
Named Executive Officers and Directors:
Chris Urmson	—	—	145,831,739	30.3%	26.7%
Richard Tame(10)	298,489	*	—	—	*
William Mouat(11)	3,465,258	*	—	—	*
Sterling Anderson(12)	—	—	52,629,508	10.9%	9.6%
Reid Hoffman(13)	8,557,805	1.3%	674,719	*	*
Dara Khosrowshahi	—	—	—	—	—
Michelangelo Volpi	—	—	—	—	—
Carl M. Eschenbach(14)	—	—	—	—	—
Brittany Bagley	—	—	—	—	—
Claire Hughes Johnson	—	—	—	—	—
All directors and executive officers as a group (ten persons)	12,321,552	1.9%	199,135,966	41.4%	36.7%
______________________________
*Represents less than 1%.

+    The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis, such that each holder of Class B common stock beneficially owns an equivalent number of shares of Class A common stock.
(1)Percentage total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. Each holder of Class B common stock is entitled to ten votes per share of Class B common stock and each holder of Class A common stock is entitled to one vote per share of Class A common stock on all matters submitted to our stockholders for a vote. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders, except as may otherwise be required by law.
(2)Based on a Schedule 13D filed with the SEC on November 15, 2021 on behalf of Neben Holdings, LLC. Consists of 300,936,375 shares of Aurora Class A common stock held by Neben Holdings, LLC. Neben Holdings, LLC is a wholly owned indirect subsidiary of Uber Technologies, Inc., a publicly traded company. The registered address of Uber Technologies, Inc. is 1515 3rd Street, San Francisco, CA 94158.
(3)Based on a Schedule 13D filed with the SEC on November 15, 2021 on behalf of entities affiliated with Sequoia Capital. Consists of (i) 11,746,572 shares of Aurora Class B common stock held by Sequoia Capital U.S. Growth Fund VIII, L.P. (“GF VIII”), (ii) 23,493,189 shares of Aurora Class B common stock held by Sequoia Capital Global Growth Fund III - Endurance Partners, L.P. (“GGF III”), (iii) 165,000 shares of Aurora Class A common stock held by GF VIII and (iv) 335,000 shares of Aurora Class A common stock held by GGF III. SC US (TTGP), Ltd. is (i) the general partner of SCGGF III-Endurance Partners Management, L.P., which is the general partner of GGF III, and (ii) the general partner of SC U.S. Growth VIII Management, L.P., which is the general partner of GF VIII. As a result, SC US (TTGP), Ltd. may be deemed to share voting and dispositive power with respect to the shares held by the Sequoia Capital entities. The directors and stockholders of SC US (TTGP), Ltd. who participate in decisions to exercise voting and investment discretion with respect to GF VIII include Carl Eschenbach, a member of the Aurora board of directors. In addition, the directors and stockholders of SC US (TTGP), Ltd. who exercise voting and investment discretion with respect to GGF III are Douglas M. Leone and Roelof Botha. As a result, and by virtue of the relationships described in this paragraph, Messrs. Leone and Botha may be deemed to share voting and dispositive power with respect to the shares held by GGF III. Mr. Eschenbach expressly disclaims beneficial ownership of the shares held by the Sequoia Capital entities. The address for each of the Sequoia Capital entities is 2800 Sand Hill Road, Suite 101, Menlo Park, CA 94025.
(4)Consists of (i) 25,374,548 shares of Aurora Class B common stock held by Greylock 15 Limited Partnership (“Greylock 15”), (ii) 1,409,699 shares of Aurora Class B common stock held by Greylock 15 Principals Limited Partnership (“Greylock Principals”) and (iii) 1,409,699 shares of Aurora Class B common stock held by Greylock 15-A Limited Partnership (“Greylock 15-A”). Greylock 15 GP LLC (“Greylock LLC”), is the general partner of each of Greylock 15, Greylock Principals, and Greylock 15-A. Reid Hoffman, a member of the Aurora board of directors, Asheem Chandna, James Slavet, Donald Sullivan, and David Sze are the senior managing members of Greylock LLC. The managing members of Greylock LLC may be deemed to share the power to vote or direct the voting of and to dispose or direct the disposition of the Aurora Class B common stock beneficially owned by Greylock 15, Greylock Principals, and Greylock 15-A. Each of the managing members of Greylock LLC disclaims beneficial ownership of all securities other than those he owns directly, if any, or by virtue of his indirect pro rata interest, as a managing member of Greylock LLC, in the Aurora Class B common stock owned by Greylock 15, Greylock Principals, and/or Greylock 15-A. The business address for each of these entities and individuals is 2550 Sand Hill Road, Suite 200, Menlo Park, CA 94025.
(5)Based on a Schedule 13D filed with the SEC on November 15, 2021 on behalf of entities affiliated with Index Ventures. Consists of (i) 37,342,994 shares of Aurora Class B common stock held by Index Ventures Growth III (Jersey), L.P. (“Index Growth III”), (ii) 568,654 shares of Aurora Class B common stock held by Yucca (Jersey) SLP (“Yucca”), (iii) 492,500 shares of Aurora Class A common stock held by Index Growth III and (iv) 7,500 shares of Aurora Class A common stock held by Yucca. Index Venture Growth Associates III Limited (“IVGA III”) is the managing general partner of Index Growth III and may be deemed to have voting and dispositive power over the shares held by such fund. Yucca is the administrator of the Index co-investment vehicles that are contractually required to mirror the relevant Index funds’ investment, and IVGA III may be deemed to have voting and dispositive power over its allocation of shares held by Yucca. The address of the entities mentioned in this footnote is 5th Floor, 44 Esplanade, St. Helier, Jersey JE1 3FG, Channel Islands.
(6)Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of entities affiliated with T Amazon.com NV Investment Holdings LLC. Consists of 35,239,761 shares of Aurora Class B common stock held by Amazon.com NV Investment Holdings LLC. Amazon.com NV Investment Holdings LLC, a wholly owned subsidiary of Amazon.com, Inc., a publicly traded company. The registered address of Amazon.com, Inc. is 410 Terry Avenue North, Seattle, WA 98109.
(7)Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of entities affiliated with T. Rowe Price Associates, Inc. (“TRPA”). Consists of 35,077,106 shares of Class B Common Stock and 21,275,226 shares of Class A Common Stock beneficially beneficially owned by funds and accounts (severally and not jointly) that are advised or subadvised by TRPA. TRPA, as investment adviser, has dispositive and voting power with respect to the shares held by these funds and accounts. For purposes of the Securities Exchange Act of 1934, TRPA may be deemed to be the beneficial owner of these shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. The principal business address of TRPA is 100 East Pratt Street, Baltimore, MD 21202.
(8)Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of entities affiliated with Toyota Motor Corporation. Consists of (i) 47,348,178 shares of Aurora Class A common stock held by Toyota Motor Corporation, a publicly traded company, and (ii) (a) 373,891 shares of Aurora Class B common stock and (b) 213,411 shares of Aurora Class A common stock held by Toyota A.I. Ventures Fund I, L.P. Toyota Motor Corporation has dispositive control over the shares held by Toyota A.I. Ventures Fund I, L.P. and may be deemed to beneficially own such shares. The business address for Toyota Motor Corporation is 4-7-1 Meieki, Nakamura-ku, Nagoya, Aichi 450-8171, Japan.
(9)Based on a Schedule 13G filed with the SEC on February 14, 2022 on behalf of entities affiliated with SoftBank Vision Fund (AIV M2) L.P. (“SVF”). Consists of 39,417,358 shares of Aurora Class A common stock held by SVF. (“SVF”). SVF GP (Jersey) Limited (“SVF GP”), is the general partner of SVF. SB Investment Advisers (UK) Limited (“SBIA UK”), has been appointed as alternative investment fund manager (“AIFM”), and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SVF, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing, voting and disposal of SVF’s investments. SVF GP and SBIA UK are both wholly owned by SoftBank Group Corp. The address of SVF is 251 Little Falls Drive, Wilmington, Delaware 19808.
(10)Consists of 298,489 shares of Aurora Class A common stock issuable upon exercise of stock options exercisable within 60 days from March 1, 2022.
(11)Consists of (i) 3,363,500 shares of Aurora Class A common stock held by Mr. Mouat, (ii) 88,190 shares of Aurora Class A common stock issuable upon exercise of stock options exercisable within 60 days from March 1, 2022 and (iii) 13,568 shares of Aurora Class A common stock issuable upon settlement of restricted stock unit awards that vested prior to, or will vest within, 60 days from March 1, 2022.
(12)Consists of (i) 52,627,338 shares of Aurora Class B common stock held by Mr. Anderson and (ii) 2,170 shares of Aurora Class B common stock held by the Anderson 2021 GRAT, of which Mr. Anderson is trustee.
(13)Consists of (i) 6,883,086 shares of Aurora Class A common stock held by Reinvent Sponsor Y LLC, (ii) 1,000,000 shares of Aurora Class A common stock held by Reprogrammed Interchange LLC, (iii) 674,719 shares of Aurora Class A common stock held by Programmable Exchange

LLC and (iv) 782,088 shares of Aurora Class B common stock held by Thigmotropism LLC. Mr. Hoffman may be deemed to beneficially own shares held by Reprogrammed Interchange LLC, Programmable Exchange LLC and Thigmotropism LLC by virtue of his voting and investment power over such shares.
(14)Mr. Eschenbach is a general partner at Sequoia Capital Operations, LLC. Mr. Eschenbach disclaims beneficial ownership of all shares held by the Sequoia Capital entities referred to in footnote (3) above.

RELATED PERSON TRANSACTIONS
The following is a description of each transaction since the beginning of our last fiscal year, and each currently proposed transaction, in which:
•we have been or are to be a participant;
•the amount involved exceeded or exceeds $120,000; and
•any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
RTPY Related Person Transactions Prior to the Business Combination
Private Placement Warrants
Simultaneously with the consummation of RTPY’s initial public offering on March 18, 2021 (the “RTPY IPO”), Reinvent Sponsor Y LLC (the “Sponsor”) purchased 8,900,000 private placement warrants at a price of $2.50 per warrant, or $22,250,000 in the aggregate, in a private placement. Each private placement warrant entitles the holder to purchase one RTPY Class A ordinary share for $11.50 per share. A portion of the proceeds from the sale of the private placement warrants was placed in the trust account of RTPY.
The private placement warrants are identical to the warrants included in the units sold in the RTPY IPO except that, so long as they are held by the Sponsor or its permitted transferees, the private placement warrants: (i) are not redeemable by RTPY (except in certain redemption scenarios when the price per Class A ordinary share equals or exceeds $10.00 (as adjusted)), (ii) may be exercised on a cashless basis and (iii) were entitled to registration rights (including the ordinary shares issuable upon exercise of the private placement warrants). Additionally, the purchasers have agreed not to transfer, assign or sell any of the private placement warrants, including the RTPY Class A ordinary shares issuable upon exercise of the private placement warrants (except to certain permitted transferees), until 30 days after the closing of the Business Combination.
In connection with the Business Combination, each of the 8,900,000 private placement warrants converted automatically into a warrant to acquire one share of Aurora Class A common stock pursuant to the Warrant Agreement, dated as of March 15, 2021 (as amended, the “Warrant Agreement”), by and between RTPY and Continental Stock Transfer & Trust Company, as warrant agent, as amended by the Amendment of Warrant Agreement, dated as of February 28, 2022, by and among Aurora, Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company.
Registration Rights
On March 15, 2021, the holders of RTPY Class B ordinary shares purchased by the Sponsor in a private placement prior to the RTPY IPO (the “RTPY Founder Shares”), private placement warrants, and warrants that may be issued upon conversion of working capital loans, if any (and any RTPY Class A ordinary shares that were issuable upon the exercise of the private placement warrants or warrants issued upon conversion of the working capital loans and upon conversion of the RTPY Founder Shares) entered into a registration rights agreement requiring RTPY to register such securities for resale (in the case of the RTPY Founder Shares, only after conversion to RTPY Class A ordinary shares). The holders of these securities were entitled to make up to three demands, excluding short form demands, that RTPY register such securities. In addition, the holders had certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of RTPY’s initial business combination and rights to require RTPY to register for resale such securities pursuant to Rule 415 under the Securities Act. In connection with the Business Combination, the registration rights agreement was amended and restated.
Subscription Agreements
On July 14, 2021, concurrently with the execution of the Merger Agreement, RTPY entered into subscription agreements with Reinvent Technology SPV II LLC (the “Sponsor Related PIPE Investor”), a special purpose vehicle formed solely to invest in the PIPE Investment (as defined below), pursuant to which the Sponsor Related PIPE Investor subscribed for shares of Class A Common Stock in connection with the PIPE Investment. The Sponsor Related PIPE Investor received

7,500,000 shares of Class A Common Stock for a purchase price of $75,000,000. In addition, certain directors and officers of RTPY, including Michael Thompson, have economic interests in the Sponsor Related PIPE Investor and RTPY’s board observer, Reid Hoffman, has an economic interest in the Sponsor Related PIPE Investor. The PIPE Investment was consummated substantially concurrently with the Closing of the Merger.
Sponsor Agreement
On July 14, 2021, RTPY entered into the Sponsor Agreement with the Sponsor and Legacy Aurora, pursuant to which the parties thereto agreed, among other things, that (i) in the event that more than 22.5% of the outstanding RTPY Class A ordinary shares were redeemed, and the Sponsor, any affiliate of the Sponsor or any other person arranged by the Sponsor had not provided backstop or alternative financing to replace such redemptions above the 22.5% threshold, the Sponsor would forfeit a number of RTPY Class B ordinary shares then owned by the Sponsor immediately before the Domestication, (ii) subject to the forfeiture (if any) described in the immediately preceding clause, shares held by the Sponsor as of the Domestication would be subject to certain vesting and lock-up terms, (iii) the Sponsor agreed to exercise all of its private placement warrants for cash or on a “cashless basis” on or prior to the date upon which Aurora elects to redeem the public warrants in accordance with the Warrant Agreement, if the last reported sales price of the Class A Common Stock for any 20 trading days within the 30 trading-day period ending on the third trading day prior to the date on which notice of the redemption is given exceeds $18.00 per share (subject to certain adjustments) and (iv) the Sponsor will have certain rights with respect to board representation of Aurora. A total of 17,434,414 Class B ordinary shares were forfeited by the Sponsor in accordance with the terms of the Sponsor Agreement.
Sponsor Support Agreement
On July 14, 2021, RTPY, each of its directors (other than Karen Francis, who recused herself from discussions of the RTPY board of directors with respect to the proposed Business Combination and voting as a director on matters related to the proposed Business Combination) and officers of RTPY, the Sponsor and Legacy Aurora entered into the Sponsor Support Agreement. Pursuant to the Sponsor Support Agreement, the Sponsor and each of the directors (other than Karen Francis, who had recused herself from discussions of the RTPY board of directors about the proposed Business Combination and voting as a director on matters related to the proposed Business Combination) and officers of RTPY agreed to, among other things, vote to adopt and approve the Business Combination and all documents and transactions contemplated thereby, in each case, subject to the terms and conditions of the Sponsor Support Agreement. The Sponsor Support Agreement terminated upon the closing of the Business Combination.
Support Services Agreement
On March 15, 2021, RTPY entered into the Support Services Agreement which provides that, commencing on the date that RTPY’s securities are first listed on Nasdaq through the earlier of consummation of the initial business combination and liquidation, RTPY will pay support services fees to Reinvent Capital LLC (“Reinvent Capital”) that total $1,875,000 per year for support and administrative services, as well as reimburse Reinvent Capital for any out-of-pocket expenses it incurs in connection with providing services or for office space under the Support Services Agreement. The services fees and reimbursable expenses were fully paid to and reimbursed to Reinvent Capital at the closing of the Business Combination, and the Support Services Agreement terminated.
Legacy Aurora Equity Financing and Apparate Acquisition
Stock Purchase and Agreement and Plan of Merger
In January 2021, Legacy Aurora issued an aggregate of 116,173,646 of its common stock, 50,873,075 shares of its Series U-1 preferred stock and 20,349,230 shares of its Series U-2 preferred stock, each at a per share purchase price of $19.656763 and for an aggregate consideration of $3,683,597,795.97, pursuant to a stock purchase and agreement and plan of merger originally entered into in December 2020 (as amended, the “Apparate Merger Agreement”) for the acquisition of Apparate USA LLC, a former subsidiary of Uber (“Apparate”). The following table summarizes the holdings of Neben

Holdings, LLC (“Neben”), an affiliate of Uber and a 5% holder of Legacy Aurora’s capital stock following the closing of the transactions contemplated in the Apparate Merger Agreement:

Investor	Affiliated Director(s) or Officer(s)	Shares of Legacy Aurora Common Stock	Shares of Legacy Aurora Series U-2 Stock	Approx. Value of Acquired Stock
Neben Holdings, LLC, an affiliate of Uber	Dara Khosrowshahi	112,519,262	20,349,230	$2,611,764,457.42

Total		112,519,262	20,349,230
Collaboration Agreement with Uber
In January 2021, Legacy Aurora entered into a Collaboration Agreement with Uber in connection with Legacy Aurora’s acquisition of Apparate. Pursuant to the Collaboration Agreement, Legacy Aurora and Uber agreed to dedicate appropriate resources over the ten-year collaboration term towards a goal of deploying Aurora’s self-driving passenger vehicles on Uber’s ridesharing network.
Transition Services Agreement with Uber
In January 2021, Legacy Aurora entered into a Transition Services Agreement with Uber in connection with Legacy Aurora’s acquisition of Apparate. Pursuant to the Transition Services Agreement, Uber agreed to provide certain identified transition services to Legacy Aurora during a twelve-month post-closing period. In January 2022, the Transition Services Agreement was amended to extend the service period for labeling services by an additional month.
Irrevocable Proxy with Uber
On June 28, 2021, Legacy Aurora entered into an Amended and Restated Irrevocable Proxy with Uber and Neben in connection with the acquisition of Apparate, pursuant to which Neben agreed to appoint Legacy Aurora’s then-current chief executive officer (or, if there is no chief executive officer, an officer designated by Legacy Aurora’s board of directors) as its irrevocable proxyholder over any matter, other than certain excluded matters, requiring or submitted to a vote or consent of the stockholders of Legacy Aurora, whether submitted at a meeting, by written consent, or otherwise. The proxyholder is required to vote shares subject to the Irrevocable Proxy in a manner that is consistent with, and in the same proportions as, other votes cast by all other stockholders entitled to vote on such matters. Under the terms of the Irrevocable Proxy, the proxyholder is permitted to direct the voting of Legacy Aurora shares held by Neben and certain of its affiliates to the extent they exceed a specified threshold. This threshold is initially equal to the voting power of Neben as of immediately prior to the Business Combination, subject to adjustment as described in the following sentence. However, if a stockholder of Legacy Aurora meeting the requirements of a “Strategic Company Investor” under the terms of the Irrevocable Proxy is entitled to control the vote of a higher percentage of the votes of Legacy Aurora stockholders than the voting power of Neben as of immediately prior to the Business Combination, the voting threshold under the Irrevocable Proxy is increased to be equal to the voting power of such “Strategic Company Investor.” The Irrevocable Proxy survived the closing of the Business Combination.
Side Letter with Uber
On June 28, 2021, Legacy Aurora entered into an amended and restated side letter (the “Side Letter”) with Uber in connection with the acquisition of Apparate. Certain terms of the Side Letter terminated upon closing of the Business Combination. The terms of the Side Letter that survived the closing of the Business Combination primarily impose certain restrictions on the ability of Uber to make strategic investments in certain other companies.
Legacy Aurora Financing Agreements
Investors’ Rights Agreement
In January 2021, Legacy Aurora entered into the Amended and Restated Investors’ Rights Agreement, (the “Investors’ Rights Agreement”) in connection with the acquisition of Apparate, pursuant to which it granted registration rights and information rights, among other things, to certain holders of Legacy Aurora’s capital stock including: (i) Chris Urmson, an executive officer and director of Legacy Aurora and a 5% holder of Legacy Aurora capital stock; (ii) Neben, a 5% holder of Legacy Aurora capital stock; (iii) Sterling Anderson, a director of Legacy Aurora; and (iv) William Mouat, executive officer of Legacy Aurora. The Investors’ Rights Agreement terminated upon the closing of the Business Combination.
Right of First Refusal
In January 2021, Legacy Aurora entered into the Amended and Restated Right of First Refusal and Co-Sale Agreement (the “ROFR Agreement”) in connection with the acquisition of Apparate, pursuant to which Legacy Aurora had a primary right to purchase shares of Legacy Aurora capital stock which certain stockholders propose to sell to third parties and certain Legacy Aurora investors party to the ROFR Agreement had a secondary right of refusal and co-sale rights in connection therewith. Certain holders of Legacy Aurora capital stock, including Mr. Bagnell, a director of Legacy Aurora and a former director of the Company, Mr. Urmson, Mr. Anderson and Neben were party to the ROFR Agreement, with Messrs. Bagnell, Urmson and Anderson subject to restrictions on the ability to sell certain of their respective shares pursuant to the terms thereunder. The ROFR Agreement terminated upon the closing of the Business Combination.
Voting Agreement
In January 2021, Legacy Aurora entered into the Amended and Restated Voting Agreement (the “Voting Agreement”) in connection with the acquisition of Apparate, pursuant to which certain holders of its capital stock, including Chris Urmson, Sterling Anderson, James Andrew Bagnell and Neben, agreed to vote their shares of Legacy Aurora’s capital stock on certain matters, including with respect to the election of directors. The Voting Agreement terminated upon the closing of the Business Combination.
Legacy Aurora Agreements with Employees, Directors and Officers
Employment Compensation
Sterling Anderson served as a director and employee of Legacy Aurora and serves as a director and employee of the Company. In his capacity as an employee of Legacy Aurora, Mr. Anderson received approximately $355,000 in salary during the 2021 fiscal year and earned a bonus cash payment of $108,000.
James Andrew Bagnell served as a director and employee of Legacy Aurora, served as a director of the Company until January 2022, and currently serves as an employee of the Company. In his capacity as an employee of Legacy Aurora, Mr. Bagnell received approximately $340,000 in salary during the 2021 fiscal year and earned a bonus cash payment of $102,000.
Subscription Agreements
In connection with the Business Combination, on July 14, 2021, RTPY and certain third-party investors, including Neben, a 5% holder of Aurora common stock, entered into the Subscription Agreements, pursuant to which such investors subscribed for, collectively, 100,000,000 shares of our Class A common stock, at $10.00 per share for an aggregate purchase price of $1,000,000,000 (the “PIPE Investment”). The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination.
Registration Rights Agreement
In connection with the Business Combination, the Company, RTPY and the Sponsor entered into the Registration Rights Agreement with certain affiliates of the Sponsor and certain stockholders of Aurora named therein, which provides for customary “demand” and “piggyback” registration rights for certain stockholders.
Director and Officer Indemnification
Legacy Aurora’s charter and bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the Delaware General Corporate Law, subject to certain limited exceptions. Legacy Aurora entered into indemnification agreements with each of its directors and William Mouat, Legacy Aurora’s general counsel and an executive officer of Legacy Aurora. Following the Business Combination, Aurora entered into new indemnification agreements with each post-Business Combination director and executive officer of Aurora.
The limitation of liability and indemnification provisions included in our indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is, was, or is expected be, one of our directors, officers, employees or other agents or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
Policies and Procedures for Related Person Transactions
We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities, and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.
Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our non-employee directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.
The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues, and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement (commercial, corporate, or otherwise). In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS
Stockholder Proposals or Director Nominations for 2023 Annual Meeting
If a stockholder would like us to consider including a proposal in our proxy statement for our 2023 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 8, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:
Aurora Innovation, Inc.
Attention: Corporate Secretary
1654 Smallman Street
Pittsburgh, Pennsylvania 15222
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2023 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern Time, on January 20, 2023, and
•no later than 5:00 p.m., Eastern Time, on February 19, 2023.
In the event that we hold our 2023 annual meeting more or less than 25 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:
•no earlier than 8:00 a.m., Eastern Time, on the 120th day prior to the day of our 2023 annual meeting, and
•no later than 5:00 p.m., Eastern Time, on the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.
If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.
Availability of Bylaws
A copy of our bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our directors and executive officers, and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based on our review of such filings and written representations from certain reporting persons that no Form 5 is required, we believe that during the fiscal year ended December 31, 2021, all directors, executive officers and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that (1) a Form 3 filing for Uber Technologies, Inc. reporting its beneficial ownership upon becoming a greater than 10% stockholder on November 3, 2021 was filed late and (2) a Form 4 filing for Mr. Mouat reporting a transaction on November 22, 2021 was filed late.

2021 Annual Report
Our financial statements for our fiscal year ended December 31, 2021 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at aurora.tech and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Aurora Innovation, Inc., 1654 Smallman Street, Pittsburgh, Pennsylvania 15222, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.
* * *
The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.
THE BOARD OF DIRECTORS
Pittsburgh, Pennsylvania
April 7, 2022

AURORA INNOVATION, INC.
1654 SMALLMAN STREET
PITTSBURGH, PA 15222

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/19/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/AUR2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/19/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

	For	Withhold
1a. Chris Urmson	☐	☐
1b. Sterling Anderson	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2022.	☐	☐	☐

NOTE: In their discretion, each of the proxies is authorized to vote upon such other business as may properly come before the meeting or any ajournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000545936_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report on Form 10-K is/are available at www.proxyvote.com

AURORA INNOVATION, INC.
Annual Meeting of Stockholders
May 20, 2022 10:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Richard Tame and William Mouat, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Aurora Innovation, Inc., held of record by the undersigned on March 29, 2022, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/AUR2022 on Friday, May 20, 2022, at 10:00 AM, Pacific Time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Aurora Innovation, Inc., is related to or conditioned on the approval of other matters.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

Continued and to be signed on reverse side

0000545936_2 R1.0.0.24